                                                                   Exhibit 3.18b

                                     BY-LAWS
                                       OF
                      ELECTRONIC SYSTEMS OF RICHMOND, INC.

                                    Article I

      The principal office of the corporation shall be located at Suite 116 #7 Koger Executive Center, Norfolk, Virginia.

                              Stockholders' Meeting

      Section 1. Annual Meeting: The annual meeting of the stockholders of the corporation shall be held on January 25 in each year. If that day is a legal holiday, the annual meeting shall be held on the next succeeding day not a legal holiday.

      Section 2. Other Meetings: All meetings of the stockholders shall be held at the times or places fixed by the Board of Directors. The time and place shall be stated in the notice or waiver of notice of each meeting. Meetings of the stockholders shall be held whenever called by the President or Secretary, by a majority of the directors, or by stockholders holding at least one-fourth of the number of shares of common stock entitled to vote then outstanding.

      Section 3. Quorum and Voting: At any meeting of stockholders, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. A majority of votes cast at any meeting of stockholders, when a quorum is present or represented thereat, shall be sufficient to elect and pass any measure, unless the measure is one upon which by express provision of the statutes or of the Articles of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the passage of such measure.

      Section 4. Closing Transfer Books and Record Date: The transfer books for shares of common stock of the corporation may be closed by order of the Board of Directors for a period not less than ten (10) days nor more than fifty (50) days next preceding any stockholders' meeting for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or in order to make a determination of stockholders for any other proper purposes. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date to be not more than fourteen (14) days preceding the date on which the particular action requiring such determination of the stockholders is to be taken. If the stock transfer books are not closed and no record date is set, the date on which notice of a meeting is mailed or the date on which a resolution declaring a dividend is adopted by the Board, as the case may be, shall be the record date for the shareholder determination.

      Section 5. Conduct of Meetings: The President shall preside over all meetings of the stockholders. If he is not present, then a Chairman shall be elected by the meeting. The Secretary of the corporation shall act as Secretary of all the meetings if he is present. If he is not present, the Chairman shall appoint a Secretary of the meeting.

      Section 6. Notice of Meeting: Written or printed notice stating the place, day and hour of any meeting shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, the Board of Directors, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Meetings may be held without notice if all the stockholders are present or those not present waive notice before or after the meeting.

      Section 7. Voting Rights: At all meetings of shareholders, each shareholder shall be entitled to one vote for each share of voting stock held by him, which vote may be given personally or by written proxy, executed by him, or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. No proxy shall be valid after ten years from the date of its execution. The vote of a majority of the shares voted on any matter at a meeting at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law, the Charter, or by these By-Laws. Voting on all matters shall be by voice vote unless the Chairman states otherwise.

                                   Article II

                               Board of Directors

      Section 1. Number, Election and Terms: The Board of Directors shall be elected at the annual meeting of the stockholders or at any special meeting held in lieu thereof. The number of the Directors shall be Two (2). The number may be increased or decreased at any time by amendment of these By-Laws, but shall always be a number not less than three, or not less than the number of stockholders, whichever is the lesser. Directors need not be stockholders. Directors shall hold office until removed or until the next annual meeting of the stockholders or until their successors are elected. A majority of the Directors actually elected and serving at the time of a given meeting shall constitute a quorum. Less than a quorum may adjourn the meeting to a fixed time and place, no further notice of any adjourned meeting being required.

      Section 2. Removal and Vacancies: The stockholders at any meeting, by a vote of the holders of a majority of all the shares of common stock at the time outstanding and having voting power, may remove any Director and fill the vacancy. Any vacancy arising among the Directors may be filled by the remaining Directors unless sooner filled by the stockholders in meeting.

      Section 3. Meetings and Notices: Meetings of the Board of Directors shall be held at times fixed by resolution of the Board, or upon the call of the President or Secretary, or upon the call of a majority of the members of the Board. Notice of any meeting not held at a time fixed by a resolution of the Board shall be given to each Director at learnt twenty-four hours before the meeting at his residence or business address or by delivering such notice to him or by telephoning or telegraphing it to him at least twenty-four hours before the meeting. Any such notice shall contain the time and place of the meeting, but need not contain the purpose of any meeting. Meetings may be held without notice if all the Directors are present or those not present waive notice before or after the meeting.

      Section 4. Conduct of Meetings: The President shall be Chairman of the Board and preside over all meetings of the Directors for a period to coincide with the terms of office of the officers of the corporation. If the Chairman is not present, then a substitute chairman shall be elected by the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Directors if he is present. If he is not present, the Chairman shall appoint a secretary of the meeting.

      Section 5. Quorum: A majority of the Board of Directors shall constitute a quorum for the transaction of business.

      Section 6. Voting: The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise provided in the Charter, or by these By-Laws, or by law. No director may vote by proxy.

      Section 7. Presumption of Assent: A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his contrary vote is recorded or his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                   Article III

                                    Officers

      Section 1. Election, Removal and Duties: The Board of Directors, promptly after its election in each year, shall elect a President, Secretary and a Treasurer and may elect or appoint one or more such other officers as it may deem proper. Any officer may hold more than one office except that the same person shall not be President and Secretary, unless there is only one stockholder. All officers shall serve for a term of one year and until their respective successors are elected, but any officer may be removed summarily without or with cause at any time by the vote of a majority of all of the Directors. Vacancies among the officers shall be filled by the Directors. The officers of the corporation shall have such duties as from time to time may be delegated to them by the Board of Directors.

      Section 2. Duties of the President: The President shall be the principal executive officer of the corporation and, subject to the control of the Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the Directors. He may sign, with the Secretary or any other proper officer of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Directors have authorized to be executed, except in cases where the signing or the execution thereof shall be expressly delegated by the Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Directors from time to time.

      Section 3. Duties of the Vice-President: In the absence of the President in event of his death, inability or refusal to act, the Vice-President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Directors.

      Section 4. Duties of the Secretary: The Secretary shall keep the minutes of the Stockholders' and Directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Directors.

      Section 5. Duties of the Treasurer: If required by the Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Directors.

                                   Article IV

                              Certificates of Stock

      Section 1. Form: Each stockholder may be entitled to a certificate or certificates of stock in such form as may be approved by the Board of Directors and which are signed by the President and Secretary and with the corporate seal impressed thereon. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation, or otherwise, before any certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the corporation.

      Section 2. Transfers: Transfer of shares of the corporation shall be made only (a) on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and (b) on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

      Section 3. Replacements: In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms not in conflict with laws as the Board of Directors may prescribe.

      Section 4. Restriction of Transfer: No transfer of stock of the corporation shall be made upon its books if such transfer is in violation of the terms of any agreement restricting the transfer of such stock between any stockholders of the corporation, or between the corporation and any stockholder or stockholders of the corporation; provided, however, that a copy of such agreement is on file with the corporation and such agreement is referred to on the face or back of the certificate representing the stock so restricted.

                                    Article V

                                      Seal

      Section 1. Seal: The seal of the corporation shall be a flat-faced circular die (of which there may be any number of counterparts) with the word "SEAL" and the name of the corporation engraved thereon.

                                   Article VI

                            Checks, Notes and Drafts

      Section 1. Signatures: Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize.

      Section 2. Borrowing: In furtherance and not in limitation of the powers conferred by the laws of the State of Virginia, the Board of Directors of the corporation is expressly authorized and empowered to adopt resolution or resolutions to provide for the corporation's dealing with banks, financial institutions and other lenders in the management and conduct of the corporation's business affairs.

                                   Article VII

                                   Fiscal Year

      Section 1. Fiscal Year: The fiscal year of the corporation shall end on December 31 in each year.

                                  Article VIII

                                   Amendments

      Section 1. These By-Laws may be amended, repealed or altered in whole or in part, by the directors at any regular meeting, or at any special meeting, or by any other manner authorized by law.

     ELECTRONIC SYSTEMS OF RICHMOND, INC.

     RESOLVED, that the bylaws of Electronic Systems of Richmond, Inc. are hereby amended as follows:

     Section 1 of Article II shall be amended by deleting the second and third sentences of that paragraph and replacing them with the following: "The number of directors shall be from one to ten in number, as determined by resolution of either the stockholders or the board of directors."

                                     -14-